Exhibit (a)(1)(n)

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•	The EDS Stock Option Exchange Program Employee Information “Webinar”

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•	The EDS Stock Option Exchange Program

Exchange existing eligible options for new options with a new grant price and a new grant term.

•	Agenda

	•	Stock Option Overview

	•	Stock Option Exchange Program Highlights

	•	Taking Part in the Stock Option Exchange

	•	What Happens Next?

•	Stock Option Overview

•	What is a Stock Option?

•	The right to purchase a fixed number of shares of EDS stock at a fixed price for a fixed period of time in the future

•	Not immediate stock ownership

• does not give you a right to vote

• you do not receive dividends

•	You receive voting rights and dividends only if you hold your shares after you exercise your options

•	Definition of Key Terms

	Grant date:	The date on which a participant receives the stock option

	Grant price:	The price a participant pays per share when exercising the stock option (buying the stock)

	Fair market value:	The average of the high and low trading prices of EDS common stock

	Vesting period:	The length of time or waiting period before a stock option may be exercised

	Vesting date:	The date on which a stock option becomes exercisable

•	Definition of Key Terms

	Exercise period:	The period of time during which a stock option can be exercised

	Exercise date:	The date on which a participant uses the stock option to buy shares of EDS common stock

	Option gain (spread):	Difference between the grant price and the market price of the stock on the day the stock option is exercised

• Stock Option Timeline

Grant Date	Vesting Date	Exercise Date	Expiration Date

Vesting Period		Exercise Period

Option awarded	Now you can buy shares	You purchase shares (cashless exercise, or exercise and hold)	Your right to buy shares has expired

•	Exercising a Stock Option

This example assumes an option is granted at $20 and the stock has risen to $30. A gain of $10 could be recognized.

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•	Exercising a Stock Option

•	You can exercise a stock option the following ways:

	•	cashless exercise for cash: exercising your option and selling your stock at the same time (purchase and sell)

	•	cash exercise: exercising your option by purchasing the stock and holding your stock for sale at a later date

	•	cashless exercise for stock: exercising your option by selling part of the option shares to purchase and hold part of the shares for sale at a later date

•	These exercise methods may not be available in all countries. The stock option grant agreement you receive specifies the exercise methods available to you.

•	Exercising a Stock Option

In this example, the stock option has no value, so you would not exercise.

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• Changes in Eligibility

If you terminate employment:		This will be the result:

Due to death, permanent disability, or retirement	è	Generally, unvested options will vest upon such an event and all vested options will be exercisable for two years from the date of the event or until the natural expiration date occurs (whichever is earlier).

For other termination reasons	è	Generally, unvested options will be forfeited and vested options may be exercised for 90 days.

•	Stock Option Exchange Program Highlights

•	EDS Stock Option Exchange Program

We encourage you to carefully read the Exchange Program materials before deciding whether or not to participate in the Exchange Program, particularly the Stock Option Exchange Program Tender Offer Statement, which provides the details of the Exchange Program and risks related thereto. This presentation does not include all of the information you should consider in deciding whether or not to participate in the Exchange Program. Whether or not you participate in the Exchange Program will depend on your own assessment of the risks and possible rewards of participating in the Program. No one at EDS can advise you as to whether or not the Exchange Program is right for you. EDS encourages you to seek advice from your own attorney and/or financial advisor regarding personal tax implications or other investment related questions.

•	What is the Stock Option Exchange Program?

•	Stock Option Plans eligible for exchange

	•	PerformanceShare options

	•	Global Share options granted in 2000-01 (expiration date was extended)

	•	EDS Transition Incentive Plan options

	•	EDS Incentive Plan options granted before 1 October 2002

•	All options eligible except Global Share II and options granted after September 2002

•	What is the Stock Option Exchange Program?

•	Allows you to exchange eligible options with high grant prices for a lesser number of new options

•	You must elect to exchange these options between 25 August and 7 p.m. on 23 September 2003 (based on U.S. Eastern time zone)

•	If you elect to exchange your options, all eligible options will be exchanged

•	New options will be granted at least six months and one day after your old options are cancelled, but no earlier than 24 March 2004

•	The new option grant price will generally be set at fair market value (FMV) on the grant date in 2004

•	Eligibility

•	Open to all active employees worldwide with eligible option grants

• must be an active employee at the time of the offer and at the time of the new grant

• or on an approved leave of absence or on disability

•	Executive officers, former employees and members of the Board of Directors are not eligible

•	Eligibility

If your employment is terminated:			This will be the result:

Before offer period begins		è	Not eligible to participate in exchange offer. Current options governed by existing terms.

During offer period

•	No election made prior to termination	è	Not eligible to participate in exchange. Current options governed by existing terms.

•	Election made prior to termination	è	Election void. Current options governed by existing terms.

•	Eligibility

If your employment is terminated:			This will be the result:

After expiration of offer period, but before new grant

•	No election made during offer period	è	Not eligible to participate in exchange. Current options governed by existing terms.

•	Election made; old options cancelled	è	Employee will not receive new options. Cancelled options will not be returned to employee.

After new grant

•	Election made	è	New options governed by terms of the new option grant.

•	Exchange Ratios

•	Determined using a theoretical option valuation model

•	Value was assigned to old options and to new options

•	Exchange ratio set so that assigned values are similar

•	Result in lesser number of new option shares than those cancelled

•	Intended to realign the benefits to employees with the interests of shareholders

•	Exchange Ratios

•	PerformanceShare & Global Share (2000-01)

• 1 new option for every 2 eligible options exchanged (50%)

•	Incentive Plan & Transition Incentive Plan

• will vary by grant price

Grant Price	Exchange Ratio (Eligible Option : New Option)
Less than $33	Not Eligible
$33 through $45	1.5 : 1.0 (66%)
$45.01 through $55	3.0 : 1.0 (33%)
More than $55	2.5 : 1.0 (40%)

•	Vesting and Terms of New Grants

•	Global Share & PerformanceShare will be replaced with options that:

	•	vest 100% on 1st anniversary

	•	most countries will have a four-year term

•	Incentive Plan & Transition Incentive Plan will be replaced with options that:

	•	vest 50% on 1st anniversary and 25% on both 2nd & 3rd anniversaries

	•	most countries will have a six-year term

•	Summary

•	Shareholder approval received on 20 May 2003

•	Election period 25 August to 7 p.m., Eastern Time (U.S.) on 23 September 2003 (offer to exchange period)

•	You may not change your election after the expiration of the offer to exchange period, unless extended by EDS

•	If elected, old options cancelled at the expiration of the offer to exchange period

•	If elected, new options granted generally at FMV on grant date in 2004

•	Grant will be made to eligible participants with continuous employment through grant date

•	Taking Part In The Stock Option Exchange

•	Making Your Election

	•	Mellon Investor Services will be administering the exchange program

		•	Processing most employee elections (via telephone & Web)

		•	Responding to telephone inquiries

	•	EDS responsibilities include:

		•	Distributing the offer to exchange materials and other employee specific documents by e-mail or post

		•	Processing paper elections for employees in certain countries

•	Making Your Election

	•	You should have received the offer to exchange materials via e-mail or post, or directly from your local HR representative

	•	Online (Web-based) election and telephone election is available in most countries

	•	Paper election is required in only a few countries

	•	A confirmation will be sent to you after the expiration of the offer to exchange period

	•	You need to follow key dates/deadlines closely

	•	If you do not make an election, you will not receive new options; your options will continue to be governed by their existing terms until they expire or are exercised

•	Making the Election - Online

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Welcome

Welcome to the EDS Stock Option Exchange Program Web site. Before entering the Web site, please read the EDS Offer to Exchange, which describes the terms and conditions of the EDS Stock Option Exchange Program. Translated versions of the EDS Offer to Exchange and the other documents you received are available below.

Offer to Exchange (Acrobat, XXkb)

English, Français (Belguim/France), Français (Quebec), Português, Nederlands

Site Summary to help you navigate the Web Site (Acrobat, XXkb)

Deutsch, English, Español (Spain), Español (Latin American), Français (Quebec),

Français (Belguim/France), Italiano, Nederlands, Português, Svenska, ‡*

Frequently Asked Questions and Additional Information (Acrobat, XXkb)

Deutsch, English, Español (Spain), Español (Latin American), Français (Quebec),

Français (Belguim/France), Italiano, Nederlands, Português, Svenska, ‡*

Please click the Continue button to log in [Continue›]

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•	Making the Election - Online

Step 2 – Election

Welcome JOHN DOE,

Your election is subject to the terms and conditions described in the EDS Offer to Exchange. Your completion of the election process using this system has the same legal effect as signing and returning a printed election form. Please note that by continuing and making an election, this election will supersede any previous election you may have made. By accepting this offer, all the stock options listed below will be cancelled and exchanged for options to be granted on or after 24 March 2004 subject to the terms of the EDS Offer to Exchange. To accept, check the box below and click on the “Submit” button.

Grant Date*	Original Grant Price	Options Eligible for Exchange	New Grant if Exchanged
1-Feb-2000	$68.4687	1,500	600
1-Feb-2000	$69.0600	400	200
25-Jul-2000	$42.0000	100	60
	Total	2,000	850

☐ I elect to exchange my stock options subject to the terms and conditions as described in the EDS Offer to Exchange.

<  Back            Submit  >

* Options granted from the Global Share Plan in 2002 and any option with a grant price of less than $33 are ineligible for this offer.

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•	Making Your Election

	•	You must submit paper election forms if you live in Egypt, Hungary or Thailand

	•	You will submit your paper election forms to your local HR administrator, who will then coordinate processing your election with Mellon Investor Services

•	Changing Your Election

	•	At any time prior to 7 p.m. Eastern Time (U.S.) on 23 September 2003, you can change your election by complying with the procedures described in the Stock Option Exchange Program Tender Offer Statement

	•	Once the offer to exchange expires at 7 p.m. Eastern time (U.S.) on 23 September 2003, you cannot change your mind

•	Granting New Options

	•	If elected, old options will be cancelled upon the expiration of the offer to exchange

	•	New options will be granted on or after 24 March 2004 (a period of at least six months and one day after the previous options were cancelled)

	•	New grant price will generally be fair market value on the grant date

	•	New stock option grant materials will be sent shortly after the grant

•	New Option Terms

	•	Stock options from PerformanceShare and the 2000-01 Global Share grants will be replaced with options that have a four-year term in most countries

	•	Stock options from Incentive Plan and Transition Incentive Plan grants will be replaced with options that have a six-year term in most countries

•	Why Exchange?

	•	Allows you to receive a new grant that reflects the current market price of EDS stock on the new grant date

	•	It’s your choice – you don’t have to

•	What Happens Next?

•	What Next?

	•	You should receive you personalized offer materials (late August)

	•	Consider to terms carefully

	•	Speak to an independent adviser if necessary

	•	If you want to exchange your eligible options you must make your election before the expiration of the offer to exchange

	•	If you want to change your election to exchange your eligible options, you must comply with the procedures described in the Stock Option Exchange Program Tender Offer Statement before the expiration of the offer to exchange

•	Key Dates

	Activity	Date
	Beginning of Offer to Exchange Period	25 August 2003

	Expiration of Offer to Exchange	23 September 2003 at 7 p.m. Eastern Time (U.S.)

	Cancellation of Old Options	23 September 2003

	Grant of New Option	On or after 24 March 2004

	Distribution of New Grant Materials	April 2004

•	Tender Offer Deadline

DEADLINE IS 7 PM U.S. Eastern Time 23 SEPTEMBER 2003

•	If you have questions…

	•	EDS Stock Option Exchange Web site: http://infocentre.eds.com/people/benefits/stock option/

	•	Mellon Web site: www.corporate-action.net/eds

	•	Mellon Customer Service by phone: 866 337 6781 (toll-free from U.S. & Canada) 201 296 4177 (outside U.S. & Canada)

	•	EDS Stock Option Exchange Group Mailbox: StockExchangeProgram@eds.com

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•	EDS Stock Option Exchange Web site: http://infocentre.eds.com/people/benefits/stock option/